UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 31, 2014

FLOW INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-34443	91-1104842
(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032
(Address of Principal Executive Offices)	(Zip Code)

(253) 850-3500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On January 31, 2014, Flow International Corporation, a Washington corporation (the “Company”), merged (the “Merger”) with and into AIP/FIC Merger Sub, Inc., a Washington corporation (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated as of September 25, 2013 (the “Merger Agreement”), by and among the Company, Merger Sub and Waterjet Holdings, Inc., a Delaware corporation and sole shareholder of Merger Sub (“Parent”).  The Company was the surviving corporation in the Merger, and, as a result, is now a direct, wholly owned subsidiary of Parent.

The description of the Merger contained in this Introductory Note does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2013.

Item 1.01  Entry into a Material Definitive Agreement

1.  Indenture and Senior Secured Notes due 2020

General

On January 31, 2014, in connection with the Merger, the Company entered into a guarantee of a new issuance by Parent of $225 million aggregate principal amount of 7.625% Senior Secured Notes that mature on February 1, 2020 (the “Notes”). The Notes were issued pursuant to an indenture dated January 31, 2014 (the “Indenture”), by and among Parent, the guarantors named therein, including the Company, and Wilmington Trust, National Association, as trustee and collateral agent.

Guarantees

The Notes are jointly and severally and fully and unconditionally guaranteed on a senior secured basis by Waterjet Parent Holdings, Inc. and all of Parent’s current and future direct and indirect wholly-owned domestic restricted subsidiaries, including the Company, other than certain excluded subsidiaries (the “Guarantors”).

        Collateral/Ranking

The Notes and guarantees are secured by (i) a senior-priority lien on certain collateral defined as “Notes Priority Collateral”, which consists mainly of the fixed assets of Parent and the Guarantors (subject to certain exceptions), and (ii) a junior-priority lien on certain other collateral defined as “ABL Priority Collateral”, which consists mainly of the inventory and accounts receivable of Parent and the Guarantors, in each case subject to certain permitted liens. The Notes and guarantees are Parent’s and the Guarantors’ respective general senior secured obligations. The secured parties under the ABL Facility, described below, will be granted a junior-priority lien on the Notes Priority Collateral and a senior-priority lien on the ABL Priority Collateral to secure their obligations under the ABL Facility or other permitted debt facilities, as well as under certain hedging and cash management obligations.

The Notes and guarantees will rank equally in right of payment with all of Parent’s and the Guarantors’ existing and future senior indebtedness and senior in right of payment to all of Parent’s and the Guarantors’ existing and future subordinated debt. The Notes and the guarantees will be effectively subordinated to indebtedness incurred under the ABL Facility or other permitted debt facilities, as well as under certain hedging and cash management obligations, to the extent of the value of the ABL Priority Collateral and any other permitted prior liens on the assets of us or the Guarantors to the extent of the value of the assets.

Optional Redemption

At any time prior to February 1, 2017, Parent may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium (as defined in the indenture) and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

On or after February 1, 2017, Parent may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior written notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 1 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2017	103.813%
2018	101.906%
2019 and thereafter	100.000%

Change of Control

If Parent experiences a Change in Control (as defined in the Indenture), Parent must provide holders of the Notes the opportunity to sell to Parent their notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date.

Covenants

The indenture contains covenants limiting, among other things, Parent’s ability and the ability of Parent’s restricted subsidiaries, including the Company, to:

● pay dividends on or make distributions in respect of Parent’s capital stock or make other restricted payments;

● incur additional debt or issue certain preferred shares;

● create liens on certain assets to secure debt;

● consolidate, merge, sell, or otherwise dispose of all or substantially all of Parent’s assets;

● enter into certain transactions with Parent’s affiliates;

● restrict any restricted subsidiary from paying dividends or making other distributions; and

● sell or otherwise transfer certain assets.

Events of Default

The indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to become or to be declared due and payable.

Intercreditor Agreement

The collateral agent under the indenture, on its own behalf and on behalf of the holders of the Notes and the other secured parties under the indenture, and the ABL Agent (defined below), on its own behalf and on behalf of the secured parties under the ABL Facility, entered into an intercreditor agreement on January 31, 2014, that sets forth the relative priority of the liens securing the respective obligations of the ABL Agent and the collateral agent for the Notes with respect to the collateral and certain intercreditor rights and obligations with respect thereto.

2.  Asset Based Revolving Loan Facility

        General

In connection with the Merger, on January 31, 2014, Parent and certain of its subsidiaries, including the Company, entered into an asset based revolving credit facility (the “ABL Facility”), with Ally Commercial Finance LLC, as agent, sole lead arranger and sole lead bookrunner, the other agents named therein and a syndicate of financial institutions, which provides for aggregate borrowings of up to $50.0 million (including both a letter of credit sub-facility and a swingline loan sub-facility).  All borrowings under the ABL Facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and to a borrowing base which is based on a percentage of accounts receivable and inventory, subject to certain limitations, exceptions and qualifications.

        Interest and Fees

The interest rates per annum applicable to loans (other than swingline loans) under the ABL Facility are, at Parent’s option, equal to either a Base Rate (as defined in the ABL Facility and subject to a 2.00% floor) or a LIBOR rate (as defined in the ABL Facility and subject to a 1.00% floor) for a one, two, three or six-month interest period, in each case, plus an applicable margin. Swingline loans will bear interest at the Base Rate plus an applicable margin.

In addition to paying interest on outstanding principal under the ABL Facility, Parent is required to pay an unused line fee of 0.50% per annum in respect of the unutilized commitments thereunder, and to pay customary letter of credit fees and other customary fees and expenses.

        Borrowing Base

The borrowing base for the ABL Facility is computed by Parent on a monthly basis. Subject to certain exceptions, the borrowing base is equal to the sum of the following, generally on a domestic basis:

●    80.0% of accounts receivable (excluding intercompany accounts receivable); and

●    60.0% of the value of inventory (valued at the lower of cost or market).

        Mandatory Repayments

If at any time the aggregate amount of outstanding loans (including swingline loans), unreimbursed letter of credit drawings and undrawn letters of credit under the ABL Facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, Parent is required to repay outstanding loans and/or cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. In connection with any non-ordinary course sale, condemnation or casualty event with respect to any collateral that secures the ABL Facility on a senior-priority basis, Parent will generally be required to repay the outstanding loans with the net cash proceeds thereof, with no reduction of the commitment amount.

        Voluntary Repayment

Voluntary prepayments and commitment reductions are permitted, in whole or in part, without premium or penalty, other than customary breakage costs.

        Amortization and Final Maturity

There is no scheduled amortization under the ABL Facility, and (subject to borrowing base requirements and the applicable conditions to borrowing) the available commitment may be borrowed, repaid and reborrowed without restriction. All outstanding loans under ABL Facility are due and payable in full on the fifth anniversary of the closing date of the ABL Facility.

        Collateral and Guarantors

All of Parent’s obligations under the ABL Facility are fully and unconditionally guaranteed jointly and severally by Waterjet Parent Holdings, Inc. and all of Parent’s present and future direct and indirect wholly-owned domestic subsidiaries, including the Company, other than certain excluded subsidiaries.

Subject to certain exceptions, amounts outstanding under the ABL Facility are secured by (i) a senior priority security interest in substantially all existing and after-acquired accounts receivable and inventory (and, in each case, certain related assets)

of Parent, Waterjet Parent Holdings, Inc. and the subsidiary guarantors under the ABL Facility and (ii) a junior priority security interest in substantially all other existing and after-acquired assets of Parent, Waterjet Parent Holdings, Inc. and the subsidiary guarantors under the ABL Facility, which the holders of the Notes have a first priority security interest on. The priority of the security interests in such assets as between the lenders under the ABL Facility and the holders of Notes are set forth in the intercreditor agreement described above.

        Restrictive Covenants and Other Matters

If undrawn availability is less than $10.0 million, the New ABL Facility requires that Parent comply with a maximum consolidated total net leverage ratio covenant. In addition, the ABL Facility includes negative covenants that, subject to certain exceptions, limit Parent’s ability and the ability of its subsidiaries, including the Company, and Waterjet Parent Holdings, Inc. to, among other things:

●	incur additional indebtedness and issue preferred stock;

●	pay dividends or make other distributions or repurchase or redeem Parent’s capital stock;

●	make certain loans and investments;

●	transfer or sell assets;

●	incur certain liens;

●	enter into transactions with affiliates;

●	enter into agreements restricting Parent’s subsidiaries’ ability to pay dividends or make payments or transfers to Parent;

●	consolidate, merge or sell all or substantially all of Parent’s assets;

●	make capital expenditures;

●	enter into certain sale and leaseback transactions; and

●	prepay certain other indebtedness and amend certain material documents.

The ABL Facility also contains certain customary representations and warranties, affirmative covenants and events of default, including, without limitation, events of default on account of payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, material judgments, actual or asserted failure of any guaranty or security document supporting the ABL Facility to be in full force and effect and change of control.  If an event of default occurs, the lenders under the ABL Facility are entitled to take various actions, including the acceleration of amounts due under the ABL Facility, termination of commitments under the ABL Facility and, subject to the provisions of the intercreditor agreement described above, certain other actions available to secured creditors.

Item 1.02  Termination of a Material Definitive Agreement

Immediately prior to the effective time of the Merger (the “Effective Time”), the Rights Agreement between the Company and Computershare Inc., a Delaware corporation, successor-in-interest to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC, a New Jersey limited liability company), dated as of September 1, 2009, as amended, terminated in accordance with its terms.

In connection with the closing of the Merger, on January 31, 2014, the Company repaid in full and terminated the Third Amended and Restated Credit Agreement with Bank of America, N.A., as amended.

Item 2.01  Completion of Acquisition or Disposition of Assets

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, on January 31, 2014, the Company notified the NASDAQ Stock Market (“NASDAQ”) of its intent to remove its common stock from listing on NASDAQ and requested that NASDAQ file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist and deregister its shares of common stock (the “Shares”). The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act. Trading of the Shares on NASDAQ was suspended as of the closing of trading on January 31, 2014.

Item 3.03  Material Modification to Rights of Security Holders

Effective as of the closing of the Merger, each Share (other than Shares directly owned by the Company, Parent or Merger Sub or any of their respective subsidiaries immediately prior to the Effective Time and Shares in respect of which a shareholders has perfected their statutory dissenters’ rights under Chapter 23B.13 of the Washington Business Corporation Act) was cancelled and automatically converted into the right to receive $4.05 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). At the Effective Time, holders of Shares immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than the right to receive the Merger Consideration).

At the Effective Time, each outstanding restricted stock right, phantom share right and restricted stock unit issued by the Company that was subject to time-based vesting conditions (each, a “Restricted Stock Right”) fully vested and was cancelled with the holder of each such Restricted Stock Right becoming entitled to receive an amount equal to the Merger Consideration multiplied by the number of Shares subject to each such Restricted Stock Right.  At the Effective Time of the Merger, each outstanding restricted stock right, phantom share right and restricted stock unit issued by the Company that was subject to performance-based vesting conditions that had not, as of the Effective Time, been satisfied, was cancelled and no consideration is payable with respect thereto.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01  Changes in Control of Registrant

As a result of the Merger, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.  The information set forth in the Introductory Note and under Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of the Merger, as of the Effective Time, all of the directors of the Company resigned from their positions as directors of the Company.  These resignations were not a result of any disagreements between the Company and the former directors on any matter relating to the Company’s operations, policies or practices.  At the Effective Time, Richard Hoffman and Eric Baroyan became the directors of the Company.

Except as noted in the following sentence, the incumbent officers of the Company immediately prior to the Effective Time continued as officers of the Company.   At the Effective Time, Allen Hsieh resigned as Chief Financial Officer of the Company and Monique Liard was appointed as Chief Financial Officer.  Mr. Hsieh's resignation was not a result of any disagreement between Mr. Hsieh and the Company on any matter relating to the Company's operations, policies or practices.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Effective Time, the amended and restated articles of incorporation attached hereto as Exhibit 3.1 became the articles of incorporation of the Company, as the surviving entity in the Merger, and the amended and restated bylaws attached hereto as Exhibit 3.2 became the bylaws of the Company, as the surviving entity in the Merger.  Each of Exhibit 3.1 and 3.2 are incorporated into this Item 5.03 by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

3.1    Amended and Restated Articles of Incorporation of Flow International Corporation

3.2    Amended and Restated Bylaws of Flow International Corporation

99.1  Press Release dated January 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION

January 31, 2014	By:	/s/ John S. Leness
John S. Leness
General Counsel and Corporate Secretary